Exhibit 99.1

Fortitude Mining Holdings, Inc. and Subsidiaries

Fortitude Mining Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Cash	$14,056	$9,995
Digital assets	1,249	3,413
Deposits	181	903
Prepaid expenses and other current assets	1,065	997
Total current assets	16,551	15,308
Property and equipment, net	25,392	39,646
Deposits, net of current portion	16,034	10,767
Right-of-use assets	2,629	2,812
Intangible asset, net	3,700	4,259
Total assets	$64,306	$72,792

Liabilities and stockholder’s equity
Liabilities:
Accounts payable and accrued expenses	$7,652	$2,989
Lease liabilities, current portion	345	350
Total current liabilities	7,997	3,339
Deferred tax liability	109	4,172
Credit facility - related party	5,249	-
Lease liabilities, net of current portion	2,289	2,454
Total liabilities	15,644	9,965

Commitments and Contingencies (Note 14)

Stockholder’s equity:
Common stock, $0.0001 par value; 10,000,000 shares authorized; 5,000,000 issued and outstanding as of June 30, 2026 and December 31, 2025	1	1
Additional paid-in capital	59,516	59,507
Retained earnings (deficit)	(10,855)	3,319
Total stockholder’s equity	48,662	62,827
Total liabilities and stockholder’s equity	$64,306	$72,792

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Revenues:
Mining revenues, net (includes related party amounts of $28,269 and $31,987, respectively)	$40,125	$40,820
Other revenue	20	-
Total revenues	40,145	40,820

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	18,727	32,702
Depreciation and amortization	11,543	16,888
General and administrative expenses	9,142	3,324
Transaction related costs	4,322	-
Loss on disposal of equipment	260	1,326
Impairment of mining equipment	10,278	-
Change in fair value of digital assets, net	2,861	306
Total operating expenses	57,133	54,546

Other (expense) income:
Rental income - related party	-	28
Interest expense - related party	(55)	-
Total other (expense) income	(55)	28
Loss before income taxes	(17,043)	(13,698)

Income tax benefit	2,869	-
Net loss	$(14,174)	$(13,698)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholder’s / Member’s Equity

(Unaudited)

(in thousands, except for share amounts)

	Member’s	Common Stock		Additional Paid-in	Retained Earnings
	Equity	Shares	Amount	Capital	(Deficit)	Total
Balance, January 1, 2025	$72,829	-	$-	$-	$-	$72,829
Capital contributions from Parent	200	-	-	-	-	200
Stock-based compensation	24	-	-	-	-	24
Net loss	(13,698)	-	-	-	-	(13,698)
Balance, June 30, 2025	$59,355	-	$-	$-	$-	$59,355

	Member’s	Common Stock		Additional Paid-in	Retained Earnings
	Equity	Shares	Amount	Capital	(Deficit)	Total
Balance, January 1, 2026	$-	5,000,000	$1	$59,507	$3,319	$62,827
Stock-based compensation	-	-	-	9	-	9
Net loss	-	-	-	-	(14,174)	(14,174)
Balance, June 30, 2026	$-	5,000,000	$1	$59,516	$(10,855)	$48,662

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,174)	$(13,698)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,543	16,888
Loss on disposal of equipment	260	1,326
Impairment of mining equipment	10,278	-
Mining revenues, net	(39,930)	(40,820)
Other revenue	(20)	-
Proceeds from the sale of digital assets	30,754	37,549
Digital assets paid for services	455	2,929
Change in fair value of digital assets, net	2,861	306
Non-cash lease expense	13	7
Stock-based compensation	9	24
Deferred income taxes	(4,063)	-
Change in operating assets and liabilities:
Deposits	3,153	726
Prepaid expenses and other current assets	(68)	(183)
Accounts payable and accrued expenses	4,663	(248)
Net cash provided by operating activities	5,734	4,806

Cash flows from investing activities:
Proceeds from the sale of digital assets	8,044	-
Purchases of property and equipment	(3,960)	(5,348)
Deposits on property and equipment	(11,197)	-
Proceeds from disposal of property and equipment	191	216
Net cash used in investing activities	(6,922)	(5,132)

Cash flows from financing activities:
Capital contributions from Parent	-	200
Proceeds from credit facility - related party	5,249	-
Net cash provided by financing activities	5,249	200

Net increase in cash	4,061	(126)
Cash, beginning of period	9,995	4,496
Cash, end of period	$14,056	$4,370

Non-cash investing and financing activities:
Capitalizations of deposits to property and equipment	$3,499	$1,449

The accompanying notes are an integral part of these condensed consolidated financial statements.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 1. Organization and Nature of Operations

Fortitude Mining Holdings, Inc. (together, with its wholly-owned subsidiaries collectively referred to as “Fortitude” or the “Company”) was incorporated in the state of Delaware on August 12, 2025 in connection with an internal corporate reorganization, as further described below. The Company is a wholly-owned subsidiary of Digital Currency Group, Inc. (“DCG” or the “Parent”). The Company operates a digital asset mining business focused on achieving strong returns by mining Zcash, Bitcoin and other high-growth digital assets in emerging proof-of-work ecosystems. The Company performs its mining operations at its owned and leased mining sites.

Reorganization

On August 14, 2025, pursuant to a distribution and contribution agreement, DCG implemented an internal corporate reorganization in which DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company in exchange for 5,000,000 shares of common stock of the Company (the “Reorganization”). The Reorganization was considered to be a transaction between entities under common control and the historical operations of Fortitude Mining, LLC prior to the Reorganization are deemed to be those of the Company. Thus, these condensed consolidated financial statements reflect (i) the historical operating results of Fortitude Mining, LLC prior to the Reorganization, including the assets and liabilities of Fortitude Mining, LLC at their historical cost; and (ii) the condensed consolidated results of the Company following the Reorganization. Further, in connection with the Reorganization and the Company’s change in tax status as an entity subject to U.S. federal and state income taxes, certain deferred tax liabilities relating to the historical operations of the Company in the amount of $7,237 were contributed from DCG to the Company.

Merger Agreement

On June 23, 2026, the Company and HeartSciences Inc. (“HeartSciences”), a publicly traded company that develops artificial intelligence-enhanced electrocardiography solutions, entered into a definitive merger agreement (the “Merger Agreement”) to combine in an all-stock transaction. The Merger Agreement contemplates that the operating subsidiaries of the Company will become consolidated subsidiaries of HeartSciences in exchange for a number of newly created vote-only non-economic shares of HeartSciences, as well as a number of economic shares of HeartSciences in exchange for a $2,000 contribution of cash or Zcash cryptocurrency. It is expected that DCG will own approximately 95% of the voting interests of the combined company at closing on a fully diluted basis.

The transaction is expected to be accounted for as a reverse acquisition using the acquisition method of accounting, with Fortitude determined to be the accounting acquirer and HeartSciences determined to be the accounting acquiree. The completion of the merger is subject to customary closing conditions, including approval by HeartSciences stockholders and other regulatory and contractual requirements. The merger is expected to close during the second half of 2026.

The Company has incurred transaction related costs, consisting primarily of legal and other professional fees which are presented within transaction related costs in the Condensed Consolidated Statements of Operations.

Liquidity and Capital Resources

The Company has historically funded its operational strategy with cash flows from operations including the liquidation of digital assets mined, as well as capital contributions from Parent. The Company historically has required significant investments in property and equipment for use in its mining operations.

As of June 30, 2026, the Company had cash and working capital balances of $14,056 and $8,554, respectively. The Company believes that its existing financial resources, including its anticipated cash flows from operations, will be sufficient to meet its operating and capital requirements for at least 12 months from the date these condensed consolidated financial statements are issued. In the event additional liquidity is required, the Company may not be able to timely secure additional debt or equity financings on favorable terms, if at all, from Parent or third parties, which could limit the Company’s ability to support its operational strategy.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. The unaudited condensed consolidated financial statements reflect all adjustments consisting of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position and results of operations as of and for the interim periods presented. All intercompany transactions and balances have been eliminated in consolidation. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s audited consolidated financial statements and accompanying notes for the fiscal years ended December 31, 2025 and 2024.

Use of Estimates

The preparation of the condensed consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company’s significant estimates and assumptions include estimation of useful lives of property and equipment, evaluation of impairment of property and equipment and intangible asset, deferred income taxes, and the fair value of stock-based awards. Actual results could differ from those estimates.

Revenue Recognition

The Company participates in mining pools operated by third parties, as well as pools operated by a related party. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pool, which is an output of its ordinary activities.

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the revenue standard is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle: (1) identify the customer contract; (2) identify performance obligations that are distinct; (3) determine the transaction price; (4) allocate the transaction price to the distinct performance obligations; and (5) recognize revenue as the performance obligations are satisfied.

The Company considers the mining pool operators to be its customers under ASC 606. Contract inception and the Company’s enforceable right to consideration begins when the Company commences providing hash calculation services to the mining pool operators. Refer to Note 3 for further information.

Cost of Revenues

Cost of revenues consists primarily of direct costs related to mining operations, including electricity and other utilities, co-location hosting fees, labor, insurance, and equipment repairs, but excludes depreciation and amortization, which is separately presented.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Digital Assets

Digital assets are earned as noncash consideration for providing hash computation services to mining pools, in accordance with the Company’s revenue recognition policy. The Company uses fair value as its method of accounting for its digital assets that are within the scope of ASC 350-60, Intangibles - Goodwill and Other - Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The fair value for each underlying digital asset is determined by which of the eligible digital asset exchanges is the Company’s principal market and valued using the prices as reported by such digital asset exchanges as of 4 pm ET on the last day of the Company’s reporting period. The Company has deemed the price of its digital assets to be a Level 1 input under the ASC 820, Fair Value Measurement (“ASC 820”), hierarchy as these were based on observable quoted prices in the Company’s principal market for identical assets. Gains and losses from remeasurement of digital assets are recorded within change in fair value of digital assets, net on the Condensed Consolidated Statements of Operations. Realized gains and losses are calculated using the specific identification method and are also recorded within change in fair value of digital assets, net on the Condensed Consolidated Statements of Operations. Proceeds from the sale of digital assets that occur nearly immediately after receipt are included within operating activities on the Condensed Consolidated Statements of Cash Flows. To the extent the Company holds digital assets for more than a few days, proceeds from the sale of digital assets are included within investing activities on the Condensed Consolidated Statements of Cash Flows. The cost of each digital asset is determined using a specific identification method which allocates cost based on a tranche methodology, with each group of digital assets acquired being deemed a tranche.

Property and Equipment, Net

Property and equipment, net is stated at cost, less accumulated depreciation. Maintenance and repairs are expensed when incurred. Additions and improvements that extend the economic useful life of the assets are capitalized and depreciated over the remaining useful lives of the assets. Costs incurred during construction are capitalized as construction in progress and reclassified to the appropriate categories and depreciated when the project is completed and the assets are placed in service. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is provided using the straight-line method in amounts considered to be sufficient to amortize the cost of the assets to operations over their estimated useful lives as follows. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Land is not depreciated.

Useful life (years)
Mining and other computer equipment	3 - 5
Buildings	39
Furniture and fixtures	5

Long-Lived Assets, Including Definite-Lived Intangible Asset

The Company’s definite-lived intangible asset consists of strategic contracts which are amortized using the straight-line method over the estimated economic life of the asset.

Long-lived assets, including the definite-lived intangible asset and property and equipment, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets. Factors that the Company considers in deciding when to perform an impairment review include significant changes in the Company’s forecasted projections for the asset or asset group for reasons including, but not limited to, significant changes, or planned changes in the Company’s use of the assets and significant negative industry or economic trends. The impairment test is based on a comparison of the undiscounted cash flows expected to be generated from the use of the asset group to the carrying value of the assets. If impairment is indicated, the asset is written down by the amount by which the carrying value of the asset exceeds the related fair value of the asset with the related impairment charge recognized within the Condensed Consolidated Statements of Operations. No impairments of the definite-lived intangible asset were recognized during the six months ended June 30, 2026 and 2025. During the six months ended June 30, 2026, the Company recognized an impairment charge related to property and equipment, while no such impairment charge was recognized during the six months ended June 30, 2025. See Note 4 for additional information regarding the impairment of property and equipment during the six months ended June 30, 2026.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Fair Value Measurement

Certain assets and liabilities of the Company are required to be recorded at fair value either on a recurring or non-recurring basis. The Company’s non-financial assets such as property and equipment are recorded at cost. Fair value adjustments are made to these non-financial assets, on a non-recurring basis, in the period an impairment charge is recognized. The Company’s impairment related to mining equipment held in property and equipment during the six months ended June 30, 2026 utilized Level 3 inputs including manufacturer and secondary market pricing sources, and comparable market transactions, as available.

The carrying amounts reflected in the Condensed Consolidated Balance Sheets for cash, prepaid expenses and other current assets, deposits, and accounts payable and accrued expenses approximate fair value due to their short-term nature.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:

•	Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

•	Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

The following table presents information about the Company’s assets measured at fair value on a recurring basis as of the Condensed Consolidated Balance Sheet dates:

		Fair Value Measurement Using
	Total	Level 1	Level 2	Level 3
June 30, 2026
Digital assets	$1,249	$1,249	$—	$—
	$1,249	$1,249	$—	$—
December 31, 2025
Digital assets	$3,413	$3,413	$—	$—
	$3,413	$3,413	$—	$—

There were no transfers between Levels 1, 2 or 3 during the six months ended June 30, 2026.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. The Company’s CODM is its Chief Executive Officer. The CODM is regularly provided with the consolidated expenses as presented in the Condensed Consolidated Statements of Operations and the Company has determined that the expenses presented in the Condensed Consolidated Statements of Operations represent significant segment expenses. The CODM reviews financial performance and allocates resources at a consolidated level on a recurring basis, such that the Company has one operating and one reportable segment.

The CODM manages the one reportable segment on a consolidated basis using consolidated net loss. The CODM reviews the measure of consolidated net loss to evaluate the Company’s operating results and the effectiveness of business strategies. As the Company discloses a single reportable segment, total revenue is reported in the Condensed Consolidated Statements of Operations, segment assets are reported in the Condensed Consolidated Balance Sheets, and capital expenditures are reported in the Condensed Consolidated Statements of Cash Flows.

Income Taxes

On August 14, 2025, pursuant to the Reorganization, DCG and certain of its subsidiaries contributed the membership interests of Fortitude Mining, LLC to the Company, a corporate entity for tax purposes. Prior to August 2025, the Company operated as a limited liability company that by default is classified as a disregarded entity for tax purposes, and was included in the consolidated federal income tax return, as well as various combined state and local income tax returns, with DCG. For the period from January 1, 2025 through the Reorganization date, the Company elected to include in its separately issued financial statements the allocated amount of current and deferred income tax expense in accordance with ASC 740-10-30-27A. The Company is included in the consolidated federal, state, and local income tax returns of DCG and has a tax-sharing agreement with DCG, pursuant to which tax liabilities and attributes are settled as payable and utilized by DCG.

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events on the condensed consolidated financial statements in accordance with ASC 740, Income Taxes. Under this accounting standard, deferred tax assets and liabilities are based on the differences between the book value of assets and liabilities on the condensed consolidated balance sheet and tax bases of assets and liabilities, by applying the enacted statutory tax rates in effect for the years when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is “more-likely-than-not” to be realized. The effective tax rate used for interim purposes is based on the Company’s best estimate of factors impacting the effective tax rate for the annual period. There can be no assurance that the effective tax rate estimated for interim purposes will approximate the determined annual effective tax rate.

Under ASC 740-10-25, guidance on accounting for uncertainty in income tax positions describes how uncertain tax positions should be recognized, measured, presented and disclosed in the condensed consolidated financial statements. The guidance requires the Company to determine whether a tax position is “more-likely-than-not” to be sustained upon examination, including resolution of any related appeals or litigation process, based on the technical merits of the position. For tax positions meeting the “more-likely-than-not-threshold”, the tax benefit recognized in the condensed consolidated financial statements is the largest benefit that has a greater than fifty percent likelihood of being realized upon settlement with the relevant taxing authorities.

The Company’s policy is to accrue interest and penalties associated with unrecognized tax benefits, if applicable, as a component of the income tax benefit on the Condensed Consolidated Statements of Operations, and the corresponding asset netted within deferred tax liability, on the Condensed Consolidated Balance Sheets.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures and in January 2025, the FASB issued ASU 2025-01, Clarifying the Effective Date (“ASU 2025-01”). The amendments require the disclosure of specified information about certain costs and expenses including employee compensation, depreciation, intangible asset amortization, and depreciation. As clarified by ASU 2025-01, the standard will be effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact that the adoption of the standard will have on the Company’s disclosures.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”), which clarifies current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity that meets the definition of a business. The standard becomes effective for annual periods beginning after December 15, 2026, and for interim periods within those fiscal years. Early adoption is permitted. The Company early adopted ASU 2025-03 on April 1, 2026 on a prospective basis. The Company expects that ASU 2025-03 will impact the accounting for the transaction contemplated by the Merger Agreement such that the Company is expected to be the accounting acquirer.

Note 3. Revenue

The Company participates in mining pools operated by a third party, as well as pools operated by a related party. As a participant in the mining pools, the Company provides a service to perform hash calculations for the mining pools, and the Company is entitled to non-cash consideration based on the pool operator’s payout model. The payout methodologies differ depending on the type of operated mining pool. Full-Pay-Per-Share (“FPPS”) and Pay Per Last N Shares (“PPLNS”) pools pay block rewards and transaction fees, less mining pool fees. For FPPS pools, the Company is entitled to non-cash consideration even if a block is not successfully validated by the mining pool operators.

The contracts are terminable at any time by either party with no substantive termination penalty. The Company’s enforceable right to compensation begins when, and lasts for as long as, the Company provides computing power to the mining pool operator. The Company’s performance obligation extends over the contract term given the Company’s continuous provision of hashrate. This period of time corresponds with the period of service for which the mining pool operator determines compensation due to the Company. Given cancellation terms of the contract, and the Company’s customary business practice, the contract effectively provides the Company with the option to renew for successive contract terms of 24 hours. The options to renew are not material rights because they are offered at the standalone selling price of computing power. The Company elected the optional exemption to not disclose the transaction price allocated to remaining performance obligations that are part of a contract that has an original expected duration of one year or less.

FPPS Mining Pools

The Company participates in mining pools that use the FPPS payout method. The Company is entitled to compensation once it begins to perform hash calculations for the pool operator in accordance with the operator’s specifications over a 24-hour period beginning midnight UTC and ending 23:59:59 UTC on a daily basis. The non-cash consideration that the Company is entitled to for providing hash calculations to the pool operator under the FPPS payout method is made up of block rewards and transaction fees less pool operator expenses determined as follows:

•	The non-cash consideration in the form of a block reward is based on the total blocks expected to be generated on the Bitcoin network for the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: the daily hash calculations that the Company provided to the pool operator as a percent of the Bitcoin network’s implied hash calculations as determined by the network difficulty, multiplied by the total Bitcoin network block rewards expected to be generated for the same daily period.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

•	The non-cash consideration in the form of transaction fees paid by transaction requestors is based on the share of total actual fees paid over the daily 24-hour period beginning midnight UTC and ending 23:59:59 UTC in accordance with the following formula: total actual transaction fees generated on the Bitcoin network during the 24-hour period as a percent of total block rewards the Bitcoin network actually generated during the same 24-hour period, multiplied by the block rewards the Company earned for the same 24-hour period noted above.

•	The block reward and transaction fees earned by the Company is reduced by mining pool fees charged by the operator for operating the pool based on a rate schedule per the mining pool contract. The mining pool fee is only incurred to the extent the Company performs hash calculations and generates revenue in accordance with the pool operator’s payout formula during the same 24-hour period beginning midnight UTC daily.

Since the amount of block rewards earned depends on the amount of hash calculations the Company performs, the amount of transaction fees the Company is entitled to depends on the actual Bitcoin network transaction fees over the same 24-hour period. The operator fees for the same 24-hour period are variable since they are determined based on the total block rewards and transaction fees in accordance with the pool operator’s agreement, and therefore the above non-cash consideration is variable. While the non-cash consideration is variable, the Company has the ability to estimate the variable consideration at contract inception with reasonable certainty without the risk of significant revenue reversal. The Company does not constrain this variable consideration because it is probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved and recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Bitcoin determined using the Company’s principal market for Bitcoin.

PPLNS Mining Pools

The Company also participates in PPLNS pools that pay rewards only when the pool successfully validates a block. For these pools, the Company only earns a reward when the pool successfully mines a block and its reward is the fractional share of the successfully mined block and transaction fees, reduced by pool operator expenses, based on the proportion of hash calculations the Company performed for the mining pool operator to the total hash calculations performed by all mining pool participants in validating the block during the 24-hour period beginning at midnight UTC and ending 23:59:59 UTC daily.

Contract inception and the enforceable right to consideration begins when the Company commences the performance of hash calculations for the mining pool operator. The non-cash consideration is variable as it depends on whether the mining pool successfully validates a block during each 24-hour period. In addition, other inputs such as the amount of hash calculations and the Company’s fractional share of consideration earned by the pool operator also cause variability. The Company does not have the ability to estimate whether a block will be successfully validated with reasonable certainty at contract inception. The Company constrains the variable consideration at contract inception because it is not probable that a significant reversal in the amount of revenue recognized from the contract will not occur when the uncertainty is subsequently resolved. Once a block is successfully validated, the constraint is lifted. The Company recognizes the non-cash consideration on the same day that control of the contracted service of providing hashrate is transferred, which is the same day as contract inception.

The Company measures the non-cash consideration at contract inception based on the daily spot rate of Zcash determined using the Company’s principal market for Zcash.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

The following table presents disaggregation of the Company’s mining revenues:

	Six Months Ended June 30,
	2026	2025
Revenues from contracts with customers:
Mining pool participant – related party
Bitcoin	$13,059	$31,967
Zcash	15,210	-
Other	-	20
Total mining pool participant – related party	28,269	31,987

Mining pool participant – third party
Zcash	11,059	5,043
Other	797	3,790
Total mining pool participant – third party	11,856	8,833
Total mining revenues	$40,125	$40,820

The following table presents information about the Company’s concentration of mining revenues by digital asset:

	Six Months Ended June 30,
	2026	2025
Zcash	65%	13%
Bitcoin	33%	78%
Other(1)	2%	9%

(1) Includes various other digital assets, none of which individually exceeded 10% of mining revenue for the period.

Note 4. Property and Equipment, Net

Property and equipment, net consists of the following:

	June 30, 2026	December 31, 2025
Mining and other computer equipment	$128,086	$126,514
Leasehold improvements	3,819	3,982
Construction in progress(1)	3,059	-
Buildings	1,547	1,547
Furniture and fixtures	348	348
Land	377	377
Total	137,236	132,768
Less: accumulated depreciation	(111,844)	(93,122)
Property and equipment, net	$25,392	$39,646

(1)	Construction in progress relates to the build out of a mining facility in Grand Island, Nebraska that was completed and placed into service in July 2026.

Depreciation expense was $10,984 and $16,888 for the six months ended June 30, 2026 and 2025, respectively.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

During the six months ended June 30, 2026, the Company identified indicators of impairment of its mining equipment, including sustained declines in digital asset prices, declines in mining hashprice, and significant decreases in secondary market values for digital asset mining equipment. As a result, the Company performed a recoverability assessment of its mining equipment in accordance with ASC 360-10. The undiscounted future cash flows associated with certain mining equipment asset groups were less than their carrying amounts, indicating that the asset groups were not recoverable. The Company measured the fair value of the affected mining equipment asset groups using a market approach based on manufacturer and secondary market pricing sources, and comparable market transactions, as available.

During the six months ended June 30, 2026, the Company recorded an impairment charge of $10,278 related to its Bitcoin and other non-Zcash mining equipment. No impairment charge was recorded during the six months ended June 30, 2025.

Note 5. Intangible Asset, Net

Intangible asset, net consists of the following as of June 30, 2026:

	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted- Average Remaining Amortization (Years)
Strategic contracts	$4,473	$(773)	$3,700	3.3

Intangible asset, net consists of the following as of December 31, 2025:

	Gross Book Value	Accumulated Amortization	Net Book Value	Weighted- Average Remaining Amortization (Years)
Strategic contracts	$4,473	$(214)	$4,259	3.8

During the six months ended June 30, 2026 and 2025, amortization expense related to the Company’s intangible asset was $559 and $0, respectively. No impairment charges related to the intangible asset were recognized during the six months ended June 30, 2026 and 2025.

The following table presents the estimated future amortization of the Company’s intangible asset as of June 30, 2026:

Rest of 2026	$559
2027	1,118
2028	1,118
2029	905
Total	$3,700

Note 6. Deposits

The Company contracts with mining equipment manufacturers to procure equipment necessary for the operation of its mining operations. These agreements typically require a certain percentage of the value of the total order to be paid in advance at specific intervals, usually within several days of execution of a contract and periodically thereafter with final payments due prior to each shipment date. Deposits on mining equipment are included within deposits, net of current portion on the Condensed Consolidated Balance Sheets which totaled $13,118 and $5,420 as of June 30, 2026 and December 31, 2025, respectively.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

In addition, the Company contracts with various service providers for hosting of its equipment, operational support in data centers where the Company’s equipment is deployed and construction of data centers on leased sites. These contracts typically require advance payments to service providers in conjunction with the contractual obligations associated with these services. The Company includes these deposits within deposits which totaled $181 and $903 and deposits, net of current portion which totaled $2,916 and $5,347 on the Condensed Consolidated Balance Sheets as of June 30, 2026 and December 31, 2025, respectively.

Note 7. Digital Assets

The following table presents the digital assets held by the Company:

	June 30, 2026
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	2,956	$1,551	$1,181	95%
Other		488	68	5%
		$2,039	$1,249	100%

	December 31, 2025
	Quantity	Cost Basis	Fair Value	Concentration
Zcash	6,273	$3,528	$3,195	94%
Other		397	218	6%
		$3,925	$3,413	100%

Note 8. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	June 30, 2026	December 31, 2025
Accounts payable	$3,005	$1,458
Accrued hosting expenses	458	187
Accrued bonus expense	1,125	1,207
Accrued professional fees	2,120	-
Other	944	137
Total	$7,652	$2,989

Note 9. Credit Facility - Related Party

On June 1, 2026, the Company entered into a credit and security agreement with DCG (the “DCG Credit Agreement”), which provides for a multi-draw term loan facility with an aggregate committed amount of $26,000 (the “DCG Credit Facility”). The DCG Credit Facility permits borrowings for a period of up to 18 months from June 1, 2026, after which no additional borrowings may be made, and may only be used to fund the acquisition of certain Zcash mining equipment. Draws under the DCG Credit Facility bear interest at 11.0% per annum. Interest is payable monthly and may, at the Company’s option, be paid in cash or paid-in-kind (“PIK”), with PIK interest capitalized to the outstanding principal balance and accruing at a rate of 12.0% per annum. The Company is also required to pay a commitment fee of 0.5% per annum on the unused committed portion of the DCG Credit Facility. The DCG Credit Facility matures on June 1, 2028 and is secured by mining equipment funded with proceeds of the DCG Credit Facility.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

As of June 30, 2026, the Company had drawn $5,249 under the DCG Credit Facility and had $20,751 of remaining loan commitments. During the six months ended June 30, 2026, the Company incurred $55 of interest expense under the DCG Credit Facility, of which $9 was the commitment fee. As of June 30, 2026, the outstanding principal balance under the DCG Credit Facility was $5,249 and is included within credit facility - related party in the Condensed Consolidated Balance Sheets.

Note 10. Income Taxes

For the six months ended June 30, 2026, the Company’s income tax benefit and effective tax rate were $2,869 and 16.8%, respectively. The Company did not recognize an income tax benefit for the six months ended June 30, 2025. This rate differed from the statutory federal income tax rate of 21.0% primarily due to certain nondeductible expenses which the Company incurred during the quarter.

The Company is subject to U.S. federal income tax and state and local income tax in multiple jurisdictions. As of June 30, 2026, the earliest year the Company remains subject to examination by the Internal Revenue Service and state and local tax authorities is for the tax year ended December 31, 2024. The Company is not currently under examination for any open tax periods.

Note 11. Stockholder’s Equity/Member’s Equity

Fortitude Mining, LLC Member’s Equity

Prior to the Reorganization and pursuant to the terms of the Limited Liability Company Agreement, the business and affairs of the Company were managed and operated by the management of the Company, however, as a single member, LLC membership interests were ultimately controlled by DCG.

Fortitude Mining Holdings, Inc. Stockholder’s Equity

On August 12, 2025, in connection with the Reorganization, the Company’s Board of Directors approved the certificate of incorporation. The certificate of incorporation authorizes the issuance of 10,000,000 shares of common stock, par value $0.0001 per share. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. As of June 30, 2026 and December 31, 2025, 5,000,000 shares of common stock were issued and outstanding, all of which are ultimately held by Parent as a result of the Reorganization.

Note 12. Risk and Uncertainties

The Company’s operating activities expose it to various types of risk that are associated with the mining, liquidation, and holding of digital assets. The significant types of risks to which the Company is exposed include, but are not limited to, market risk, industry risk, regulatory risk, liquidity risk, concentration risk, credit risk, counterparty risk, and digital asset risk. Certain aspects of those risks include, but are not limited to, the risk of loss related to the value of digital assets mined but not yet liquidated, the risk that the type of digital assets that the Company mines will decrease in value, the risk of reliance on mining revenues which are highly concentrated, and the risk of reliance on vendors such as mining pool operators, equipment vendors and hosting and energy providers. The Company depends on a single supplier of Zcash miners, and any disruption could adversely affect the Company’s business.

The digital asset industry is currently largely unregulated, highly speculative, and volatile. The price of digital assets has a limited history. During such history, digital asset prices have been volatile and subject to influence by many factors including the levels of liquidity. If digital asset markets continue to experience significant price fluctuations, the Company may experience substantial losses. Several factors may affect the price of digital assets, including, but not limited to, global supply and demand, and competition from other forms of digital asset or payment services.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 13. Related Party Transactions

Foundry Digital, LLC (“Foundry”) is a mining pool operator in which the Company is a mining participant. For the six months ended June 30, 2026 and 2025, related party mining participant revenue was $28,269 and $31,987, respectively.

The Company recognizes stock-based compensation expense for awards that reference the shares of DCG and not the Company. Awards that reference the shares of DCG and are expected to be settled in cash are recorded as a liability on the books and records of DCG. During the six months ended June 30, 2026 and 2025, the Company recorded stock-based compensation expense of $9 and $24, respectively.

On June 1, 2026, the Company entered into a secured credit facility with DCG. As of June 30, 2026, the outstanding principal balance under the DCG Credit Facility was $5,249 (see Note 9 for further details).

The Company has a tax-sharing agreement with DCG whereby any tax liabilities or benefits attributable to the Company will be settled between the Company and DCG when such tax liabilities or benefits are used in the consolidated tax returns of DCG. As of June 30, 2026 and December 31, 2025, the Company recognized $280 and $618 within accounts payable and accrued expenses and prepaid expenses and other current assets, respectively, on the Condensed Consolidated Balance Sheets in relation to these tax attributes.

During the six months ended June 30, 2026 and 2025, capital contributions from DCG were $0 and $200, respectively.

The Company has a shared services agreement (the “SSA”) and a managed services agreement (the “MSA”) with Foundry, under which Foundry agreed to provide certain services to the Company. Both agreements include fixed monthly fees and variable components based on usage of certain services which are due and payable on a monthly basis. The SSA includes automatic one-year renewals unless terminated by either party. As of December 31, 2025, the MSA agreement was terminated. During the six months ended June 30, 2026 and 2025, the Company incurred costs of $221 and $859, respectively, pursuant to the SSA and MSA, which are included within cost of revenues and general and administrative expenses on the Condensed Consolidated Statements of Operations based on the nature of the costs.

The Company has a transition services agreement (the “TSA”) with DCG, under which DCG agreed to provide various services to the Company. The TSA includes fixed monthly fees and also requires payment for any additional services performed. During the six months ended June 30, 2026 and 2025, the Company incurred costs of $147 and $220, respectively, pursuant to the TSA, which are included within general and administrative expenses on the Condensed Consolidated Statements of Operations.

The Company leased a portion of its building site to Foundry which is included in rental income - related party on the Condensed Consolidated Statements of Operations. On November 1, 2025, the lease was terminated by both parties.

As of June 30, 2026 and December 31, 2025, amounts due from related party resulting from the aforementioned agreements totaled $5 and $13, respectively, and are included within prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets. These amounts are expected to be settled in the short term and are non-interest bearing.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

Note 14. Commitments and Contingencies

Leases

The Company, as lessee, leases building and mining site operational space under various operating lease arrangements. Certain lease arrangements include renewal options, and certain of the Company’s lease agreements require compliance with certain customary covenants throughout the term of the leases.

Operating lease costs totaled $250 and $205 for the six months ended June 30, 2026 and 2025, respectively, and are included in general and administrative expenses on the Condensed Consolidated Statements of Operations. The weighted-average remaining lease term for operating leases was 7.6 years, and the weighted-average discount rate was 4.9% as of the six months ended June 30, 2026.

The following table presents the Company’s future minimum operating lease payments as of June 30, 2026:

Rest of 2026	$243
2027	461
2028	458
2029	461
2030	463
Thereafter	1,126
Total minimum lease payments	3,212
Less effects of discounting	(578)
Total lease liabilities	$2,634

Other Commitments and Contingencies

The Company is subject at times to various claims, lawsuits and governmental proceedings that arise in the ordinary course of business. The Company reviews its legal proceedings on an ongoing basis and provides disclosure and records loss contingencies pursuant to the loss contingencies accounting guidance. The Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the condensed consolidated financial statements.

On December 12, 2025, Malikie Innovations Ltd. (“Malikie”) and Key Patent Innovations Ltd. (collectively, the “Malikie Plaintiffs”) filed suit against the Company and other parties in the United States District Court for the Western District of Texas, alleging that certain of the Company’s technologies infringe on certain of Malikie Plaintiffs’ patents. On August 17, 2026, the magistrate judge in the United States District Court for the Western District of Texas recommended that the Company’s motion to dismiss for improper venue be granted. The Malikie Plaintiffs may file objections to the magistrate judge’s recommendation in which case a district court judge will decide whether to adopt the recommendation and dismiss the Company from the case or overrule the magistrate judge’s recommendation and deny the Company’s motion to dismiss. The Company cannot reasonably predict the outcome of such ongoing litigation, or the magnitude of such outcome, at this time.

Fortitude Mining Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

($ in thousands, except share, per share, and digital asset amounts)

On May 21, 2026, the Company entered into an equipment purchase agreement to support its ongoing infrastructure expansion and hashrate growth initiatives. The aggregate contractual commitment under this agreement is $31,491, of which $9,447 has been paid and is included within Deposits, net of current portion, as of June 30, 2026. The remaining outstanding balance of $22,044 is expected to be settled during the remainder of 2026. The Company expects to use proceeds from the DCG Credit Facility to fund a substantial portion of the remaining payments (see Note 9 for further details).

Note 15. Subsequent Events

The Company evaluated subsequent events through the date the condensed consolidated financial statements were available to be issued.

On July 7, 2026, the Company entered into a purchase agreement with a third party, pursuant to which the Company acquired certain mining related assets, including power contracts, land, a building, and other mining equipment in Prosser, Nebraska. As consideration for the acquired assets, the Company agreed to pay $6,250, of which $985 was satisfied through the application of previously funded deposits and $466 through the sale of mining equipment, with the remainder paid in cash at closing on July 7, 2026.

On July 1, 2026 and July 31, 2026, the Company made draws under the DCG Credit Facility of $3,149 and $6,298, respectively. Through the date these condensed consolidated financial statements were available to be issued, the Company had an outstanding principal balance under the DCG Credit Facility of $14,742, inclusive of PIK interest.

On August, 12, 2026, the Company entered into a subscription agreement with HeartSciences, pursuant to which the Company agreed to purchase 411,522 shares of HeartSciences common stock at $2.43 per share, for an aggregate purchase price of $1,000 in a private placement.

On July 25, 2026, the Company experienced a weather-related incident affecting mining operations at each of its Aurora, Prosser, and Grand Island, Nebraska sites, resulting in physical damage to certain mining and support equipment. There has been no observed damage to any of the data centers. This event occurred subsequent to the quarter ended June 30, 2026, and its effects are not reflected in the accompanying financial statements for the same period.

Based on management’s evaluation through the date of filing of these interim financial statements, the Company estimates aggregate repair costs and the market value of equipment losses at less than $1.0 million. This estimate is preliminary, based on information available as of the filing date, and may be revised as the Company’s assessment of the damage continues.

In addition to the amounts above, mining hashrate at these sites initially fell by approximately 1,136 MSol and approximately 522 PH (representing 28% and 25% of average daily production of MSol and PH respectively during the six months ended June 30, 2026) across our Zcash and Bitcoin mining businesses, respectively. Through repair efforts to date, our Zcash hashrate has recovered by approximately 917 MSol (approximately 81% of the initial decrease in hashrate) while Bitcoin repair efforts are commencing and as such there has been no Bitcoin hashrate recovery to date. Due to the variability of factors affecting mining revenue, including digital asset prices and network hashrate the financial impact is difficult to be reasonably estimated at this time, however assuming a price of approximately $64,000 and network hashrate of 916 EH/s for bitcoin and assuming a price of approximately $487 and network hashrate of 24 GS/s for zcash, the revenue loss between July 25, 2026 and August 18, 2026 represents less than $1.2 million. The financial impact of lost mining revenue associated with this event subsequent to the issuance of the financial statements cannot be reasonably estimated at this time.